UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2020

RADNET, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-33307	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California 90025
(Address of Principal Executive Offices) (Zip Code)

(310) 445-2800
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	RDNT	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

ITEM 7.01	REGULATION FD DISCLOSURE.

Impact of Actions Taken to Strengthen Financial Flexibility; Liquidity

On April 3, 2020, RadNet, Inc. issued a current report on Form 8-K to announce that, in response to the uncertainties resulting from the outbreak of the COVID-19 pandemic, it had taken aggressive cash conservation initiatives and had drawn down $115 million from its revolving credit facility with Barclay’s Bank as a precautionary measure to provide additional liquidity.

RadNet reports today that it has repaid in full the $115 million in drawdowns taken from its revolving credit facility with Barclays Bank as a result of: (i) the aggressive cost-savings and cash conservation initiatives taken by RadNet over the last month, (ii) funds provided to RadNet under the CARES Act and (iii) advances made to RadNet from Centers for Medicare & Medicaid Services (CMS). As of April 30, 2020, RadNet did not have any outstanding borrowings under its revolving credit facility and had cash and cash equivalents of approximately $50 million.

RadNet will host a conference call to discuss its first quarter 2020 financial results and financial position on Monday, May 11th, 2020 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time). Investors are invited to listen to RadNet’s conference call by dialing 888-204-4368.  International callers can dial 786-789-4797. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=139286.  An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 2576527.

DeepHealth, Inc. Transaction Update

On March 13, 2020, RadNet reported its entry into an agreement to acquire all of the outstanding equity interests of DeepHealth, Inc., a Delaware corporation. The anticipated closing date for the transaction, which remains subject to customary closing conditions, has been extended to June 1, 2020.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this current report include, among others, statements we make regarding:

•	our response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity;

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•	our future liquidity and our continuing ability to service or refinance our current indebtedness; and

•	our expectations concerning the timing and ultimate completion of the DeepHealth, Inc. acquistion.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;

•	the availability and terms of capital to fund our business;

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;

Any forward-looking statement contained in this current report on Form 8-K is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020	RADNET, INC.
By: /s/ Mark D. Stolper____________ Name: Mark D. Stolper Title: Chief Financial Officer

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